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             Consent of Lyle H. Cooper, Certified Public Accountant
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                                LYLE H. COOPER
                         Certified Public Accountant
                          9051 Executive Park Drive
                                  Suite 103
                          Knoxville, Tennessee 37923

Telephone: 423-691-8132                               Telecopier: 423-691-8209


                        INDEPENDENT AUDITOR'S CONSENT

As independent certified public accountant, I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated October 12, 1996, except as to Note 13 as to which date is March 21, 1997, included in Workforce Systems Corp.'s Annual Report on Form 10-KSBA for the year ended June 30, 1996, and to all references to this accounting firm included in the Registration Statement.


/s/ Lyle H. Cooper
Lyle H. Cooper
Knoxville, Tennessee
September 22, 1997